UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

China Sky One Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada	87-0430322
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1706, No. 30 Di Wang Building, Gan Shui Road,
Nandang District, Harbin, People’s Republic of China 150001
(Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

Explanatory Note

This Registration Statement on Form 8-A/A is being filed by China Sky One Medical, Inc., a Nevada corporation (the“Company”) in connection with the listing of its common stock, $0.001 par value (the “Common Stock”), on The Nasdaq Stock Market LLC. The Common Stock had been registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on May 27, 2008 in connection with its listing on the American Stock Exchange LLC.

Item 1.                                   Description of The Company’s Securities to be Registered

Information with respect to the Common Stock, par value $0.001 per share, is incorporated herein by reference to the section captioned “Description of Securities” in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 15, 2006.

Item 2.                                   Exhibits

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the Common Stock registered hereby is not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 12, 2008	CHINA SKY ONE MEDICAL, INC.

	By:	/s/ Liu Yan-Qing
Liu Yan-Qing,
President and Chief Executive Officer